STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

MICHELLE PERRY
NEVADA CORPORATE SERVICES, INC
8883 WEST FLAMINGO ROAD SUITE 102
LAS VEGAS, NV 89147

Job:C20110303-1514
March 3, 2011

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20110163717-59	3/3/2011 11:53:23 AM	1	$175.00	$175.00
Copies - Certification of Document	20110163717-59	3/3/2011 11:53:23 AM	1	$30.00	$30.00
Total					$205.00

Payments

Type	Description	Amount
Credit	980438|11030377519990	$205.00
Total		$205.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1
Corp Charter(s): 1
ILO-ALO Profit(s): 1

MICHELLE PERRY
NEVADA CORPORATE SERVICES, INC
8883 WEST FLAMINGO ROAD SUITE 102
LAS VEGAS, NV 89147

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 3, 2011

Job Number: C20110303-1514
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110163717-59	Articles of Incorporation	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20110303-1514
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 3, 2011

Job Number: C20110303-1514
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110163717-59	Articles of Incorporation	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20110303-1514
You may verify this certificate
online at **http://www.nvsos.gov/**

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110163717-59
	Filing Date and Time: 03/03/2011 11:53 AM
	Entity Number: E0119012011-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SEAS INDUSTRIES INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

NEVADA CORPORATE SERVICES, INC.-SEE ATTACHED
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
8883 WEST FLAMINGO ROAD S	LAS VEGAS	Nevada	89147

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value:	Par value per share: $	Number of shares without par value:
200000000	0.001	0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) GABOR HARSANYI-SEE ATTACHED
Name

Street Address	City	State	Zip Code
8883 WEST FLAMINGO ROAD S	LAS VEGAS	NV	89147

2) ______
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
INTERNET E-COMERCE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

GABOR HARSAN-SEE ATTACHED — Name
X GABOR HARSANYI — **Incorporator Signature**

Address	City	State	Zip Code
8883 WEST FLAMINGO ROAD S	LAS VEGAS	NV	89147

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NEVADA CORPORATE SERVICES, INC. — 3/3/2011
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**SEAS INDUSTRIES INC**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**INTERNET E-COMERCE**

REGISTERED AGENT NAME:	**NEVADA CORPORATE SERVICES, INC.**
STREET ADDRESS:	**8883 WEST FLAMINGO ROAD SUITE 102, LAS VEGAS, NV 89147**
MAILING ADDRESS:	**, ,**

ADDITIONAL	Directors/Trustees
Name: GABOR HARSANYI	
Address: 8883 WEST FLAMINGO ROAD SUITE 102	
City: LAS VEGAS	
State: NV	
Zip Code: 89147	

ADDITIONAL	Incorporators
Name: GABOR HARSANYI	
Address: 8883 WEST FLAMINGO ROAD SUITE 102	
City: LAS VEGAS	
State: NV	
Zip Code: 89147	

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SEAS INDUSTRIES INC**, did on March 3, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 3, 2011.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20110303-1514
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Instructions for Initial List, Registered Agent and State Business License Application

ATTENTION: **You may now file your initial or annual list online at www.nvsos.gov**

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

ATTENTION – Effective October 1, 2009, filing and payment of the State Business License will be processed by the Secretary of State's office. Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt. The State Business License fee is $200. Those holding a current State Business License may receive a proration credit for the unexpired portion of their current State Business License.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1. The *NAME* and *FILE NUMBER* of the entity *EXACTLY* as it is registered with this office.
2. The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.
3. The name and address of the *REGISTERED AGENT and OTHER* names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether *MANAGER or MANAGING MEMBER* is being listed.
4. If qualified for the statutory exemption from the State Business License, enter the applicable code in the area provided. If you have a current State Business License, enter the expiration date in the area provided for proper proration of business license fees.
5. The *SIGNATURE*, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.
6. Completed *FORM*, *FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

The filing fee for an initial list is $125.00, in addition to the State Business License. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee. Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $75.00 fee.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:
Regular and Expedited Filings

Secretary of State
Status Division
202 North Carson Street
Carson City NV 89701-4201
Phone: 775-684-5708
Fax: 775-684-7123

SATELLITE OFFICES:
Expedited Filings Only

Secretary of State – Las Vegas
Commercial Recordings Division
555 East Washington Ave, Suite 5200
Las Vegas NV 89101
Phone: 702-486-2880
Fax: 702-486-2888

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

SEAS INDUSTRIES INC

E0119012011-0

NAME OF CORPORATION

FOR THE FILING PERIOD OF MAR, 2011 TO MAR, 2012. Due by Apr 30, 2011

100101

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

NEVADA CORPORATE SERVICES, INC.
8883 WEST FLAMINGO ROAD SUITE 102
LAS VEGAS NV 89147

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

__IMPORTANT:__ Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. List fee is $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the deadline.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **__Ordering Copies:__** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

FILING FEE: : $125.00 LATE PENALTY: : $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

__CHECK ONLY IF APPLICABLE__

☐ Pursuant to NRS, this entity is exempt from the business license fee. Exemption code: ____

☐ Month and year your State Business License expires: ____ 20 ____

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____

☐ This publicly traded corporation is not required to have a Central Index Key number.

__Section 7(2) Exemption Codes__

001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ____________ **Title** ____ **Date** ____

Signature of Officer